Exhibit 99(d)
                               POWER OF ATTORNEY
                                 WITH RESPECT TO

               ALLSTATE LIFE OF NEW YORK VARIABLE ANNUITY ACCOUNT
                                  (REGISTRANT)

                                       AND

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                   (DEPOSITOR)

        Know all men by these presents that the undersigned director of Allstate Life Insurance Company of New York constitutes and appoints Thomas J. Wilson, II, and Michael J. Velotta, and each of them (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for his in any and all capacities, to sign any registration statements of Allstate Life Insurance Company of New York and its Allstate Life Insurance Company of New York Variable Annuity Account and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

November 12, 2001

/s/ STEVEN E. SHEBIK
----------------------------------
      Steven E. Shebik
      Director and Vice President